CUSIP No.	13100M509
EXHIBIT A
AGREEMENT OF JOINT FILING
Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of the shares of Common Stock of Calix, Inc.
This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.
EXECUTED as of this 14th day of February, 2011.

AZURE VENTURE PARTNERS I, L.P.

By:	Azure Capital Partners VC Administrators, LLC, its general partner

	By:	/s/ Paul Ferris

Name: Paul Ferris
Title: Manager

AZURE VENTURES I, L.P.

By:	Azure Capital Partners VC Administrators, LLC, its general partner

	By:	/s/ Paul Ferris

Name: Paul Ferris
Title: Manager

AZURE PARTNERS I, L.P.

By:	Azure Capital Partners CO Administrators, LLC, its general partner

	By:	/s/ Paul Ferris

Name: Paul Ferris
Title: Manager

AZURE I, L.P.

By:	Azure Capital Partners CO Administrators, LLC, its general partner

	By:	/s/ Paul Ferris

Name: Paul Ferris
Title: Manager

CUSIP No.	13100M509

AZURE CAPITAL PARTNERS VC ADMINISTRATORS, LLC

By:	/s/ Paul Ferris

Name: Paul Ferris
Title: Manager

AZURE CAPITAL PARTNERS CO ADMINISTRATORS, LLC

By:	/s/ Paul Ferris

Name: Paul Ferris
Title: Manager

/s/ Paul Ferris

Paul Ferris

/s/ Michael Kwatinetz

Michael Kwatinetz

/s/ Cameron Lester

Cameron Lester

/s/ Paul Weinstein

Paul Weinstein